SHARE PURCHASE AGREEMENT

THIS SHARE PURCHASE AGREEMENT (the "Agreement") is dated as of October [illegible], 2017 among MOUNTAIN LAUREL HOLDINGS INC , a Delaware Corporation, maintaining an address at 80 Mountain Laurel Road, Fairfield CT 06824 ("MHL") (the "Seller"), and [illegible] maintaining an address at [illegible] (the "Purchaser"). Furthermore, MHL is authorized to represent 37,500 shares held by related parties ("Affiliated Shares").

WHEREAS, Mountain Laurel Holdings is the holder of 3,500,000 shares of common stock, par value $0.001 of Results-Based Outsourcing Inc, a Delaware corporation (the "Company"), and the Affiliated Shares represent 37,500 shares of common stock, par value $0.0001, and collectively the Seller and Affiliated Shares represent 3,537,500 shares of common stock of the Company (the "Shares") (See Exhibit A for details);

WHEREAS, the Purchaser desires to purchase the Shares from the Seller, and the Seller desires to sell the Shares to the Purchaser on the terms set forth in this Agreement; and

WHEREAS, the Parties will use an Escrow Agent to close the transaction; the Escrow Agent is McMurdo Law Group LLC; and

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Seller and the Purchaser agree as follows:

ARTICLE I
PURCHASE AND SALE

1. Purchase Price; Closing

(a) The Purchase Price. Subject to the terms and conditions set forth in this Agreement, the Seller shall sell to the Purchaser and the Purchaser shall purchase from the Seller the Shares for an aggregate purchase price of $167,500 (one hundred and sixty-seven thousand five hundred dollars) ("Purchase Price").

(b) The Closing. Upon execution of this Agreement, the parties to this Agreement shall deliver or shall cause to be delivered to the Escrow Agent the following:

(i) the Seller shall deliver the Shares in the form of the Certificate to the Purchaser, together with appropriate and effective stock power and any necessary corporate resolution;

(ii) the Purchaser will deliver to the Seller the Purchase Price in United States dollars in immediately available funds by wire transfer;

Upon receipt of the executed Agreement, the Shares and the Purchase Price, the Escrow Agent shall distribute the Shares to the Buyer and the Purchase Price to the Sellers in proportion to their ownership of the Shares.

(c) Director and Officers; Resignations. Contemporaneous with the Closing, the Purchaser shall nominate a minimum of one (1) directors to serve on the Board of the

Company. Seller shall appoint the Purchaser nominees to the Board of the Company. The sole officer and director shall then resign his positions as officers and Directors of the Company. A form of resignation is attached hereto as Exhibit C.

ARTICLE II
REPRESENTATIONS AND WARRANTIES

2.1 Representations and Warranties of the Seller. The Shares represent approximately eighty-five percent of the issued and outstanding shares of common stock of the Company. Mrs Mary Ellen Schloth has also served as the most recent executive officer and Director of the Company. For these reasons, Seller makes the following representations and warranties about Seller and also about the Company:

(a) The Seller has full power and authority to enter into this Agreement and to consummate the Agreement. This Agreement has been authorized and approved by the duly appointed officer of MHL. This Agreement has been duly and validly executed and delivered by the Seller and constitutes the legal, valid and binding obligation of the Seller, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws from time to time in effect that affect creditors' rights generally, and by legal and equitable limitations on the availability of specific remedies.

(b) The execution, delivery and performance by the Seller of this Agreement and consummation by the Seller of the Agreement do not and will not: (i) violate the organizational documents of the Seller, (ii) violate any decree or judgment of any court or other governmental authority applicable to or binding on the Seller; (iii) violate any provision of any federal or state statute, rule or regulation which is applicable to the Seller; or (iv) violate any contract to which the Seller or any of its assets or properties are bound, or conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of , any agreement, indenture or instrument to which Seller is a party. No consent or approval of, or filing with, any governmental authority or other person not a party hereto is required for the execution, delivery and performance by the Seller of this Agreement or the consummation of the Agreement.

(c) The Seller (i) is a sophisticated person with respect to the sale of the Shares; and (ii) has independently and without reliance upon the Purchaser, and based on such information as the Seller has deemed appropriate, made its own analysis and decision to enter into this Agreement, except that the Seller has relied upon the Purchaser's express representations, warranties and covenants in this Agreement. The Seller acknowledges that the Purchaser has not given the Seller any investment advice, credit information or opinion on whether the sale of the Shares is prudent.

(d) There are no outstanding rights, options, subscriptions or other agreements or commitments obligating the Seller with respect to the Shares. Seller represents that Seller owns the Shares free and clear and that there is no lien, pledge, security interest, restriction or other encumbrance on the Share and that there is no written or oral agreement to sell the Share to any other party.

(e) The Seller has taken no action that would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments relating to this Agreement or the transactions contemplated hereby.

(f) No proceedings relating to the Shares are pending or, to the knowledge of the Seller, threatened before any court, arbitrator or administrative or governmental body that would adversely affect the Seller's right to transfer the Shares to the Purchaser.

(g) Employment Matters. Seller represents that the Company (i) has no employees; (ii) has not entered into any employment contracts with any person; and (iii) has not created or issued any employee benefits including but not limited to stock options or bonuses.

(h) Litigation. Seller represents that there is no criminal, civil, or administrative action, suit, demand, claim, hearing, proceeding, or investigation pending or threatened against the Company or Sellers in their capacity serving the Company; and (ii) that the Company is not currently subject to any judgment, order, writ, injunction, decree or award issued by a Court or governmental entity.

(i) Contracts. Seller represents that neither the Company nor the Purchaser shall have any further obligation under the following contracts. Other then the $25,000 promissory note (the "Note") that was signed on March 2, 2017 by the Company, the Company had no other obligations outstanding. The Note, principal and interest will survive the closing of this Agreement. As of the date of this Agreement, the Company has open invoices from Rosenberg Rich Baker Berman LLP, Danial Luciano Esq and Issuer Direct Corporation. Such balances shall be paid at closing directly from the escrow account. The Company has terminated, or otherwise transferred, existing client relationships.

(j) Transition. Seller represents that since December 12, 2016, the Company has not entered into any material contracts (including employments contracts) and has not engaged in any corporate action or exercise, including but not limited to declaring dividends or distributions or issuing additional stock or stock derivatives.

(k) No Outstanding Warrants. Seller represents that upon execution of this Agreement, the Company shall have no issued and outstanding warrants to purchase stock of the Company. Seller represents that it will not call, or otherwise force an exercise of, outstanding warrants, or issue shares of the Company to fulfill this covenant.

(l) Officer's Certificate. An officer of the Company shall execute an Officer's Certificate certifying the accuracy and completeness of the representations herein as well as the accuracy and completeness of the Company's response to the due diligence requests of Purchaser prior to execution. The form of Certificate is attached, and incorporated herein, as Exhibit B.

(m) Capitalization. The authorized capital stock of the Company consists of 75,000,000 shares of common stock, par value $0.001 per share, and 15,000,000 shares of preferred stock, par value $0.001 per share. As of the date of this Agreement, the Company has 4,107,000 shares of common stock issued and outstanding and no shares of its preferred stock.

(n) The Company has complied with all applicable federal and state securities laws and regulations, including being current in all of its reporting obligations under federal securities laws and regulations; and all prior issuances of securities have been either registered under the Securities Act, or exempt from registration;

(o) No order suspending the effectiveness of any registration statement of the Company under the Securities Act or the Exchange Act has been issued by the U.S. Securities and Exchange Commission (the "SEC") and, no proceedings for that purpose have been initiated or threatened by the SEC;

(p) The Company is not and has not, and the past and present officers, directors and affiliates of the Company are not and have not, been the subject of, nor does any officer or director of the Company have any reason to believe that the Company or any of its officers, directors or affiliates will be the subject of, any civil or criminal proceeding or investigation by any federal or state agency alleging a violation of securities laws;

(q) As of the date of this Agreement, the Company does not have any liabilities, contingent or otherwise, including but not limited to notes payable and accounts payable.

(r) The Company has timely filed all state, federal or local income and/or franchise tax returns required to be filed by it from inception to the date hereof. Each of such income tax returns reflects the taxes due for the period covered thereby, except for amounts which, in the aggregate, are immaterial. In addition, all such tax returns are correct and complete in all material respects. All taxes of the Company which are (A) shown as due on such tax returns, (B) otherwise due and payable or (C) claimed or asserted by any taxing authority to be due, have been paid, except for those taxes being contested in good faith and for which adequate reserves have been established in the financial statements included in the Company's financial statements filed with the SEC and in accordance with GAAP. There are no liens for any taxes upon the assets of the Company, other than statutory liens for taxes not yet due and payable. The Seller does not know of any proposed or threatened tax claims or assessments against the Company.

(s) The books and records, financial and otherwise, of the Company are in all material aspects complete and correct and have been maintained in accordance with good business and accounting practices.

(t) All of the Company's assets and liabilities are reflected on its financial statements as filed with the SEC, and, except as set forth in the financial statements of the Company or the notes thereto, the Company has no liabilities, direct or indirect, matured or un-matured, contingent or otherwise.

(u) Information. The information concerning the Company set forth in this Agreement and its reports filed with the SEC is complete and accurate in all material respects and does not contain any untrue statements of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

(v) Assistance with Post-Closing SEC Reports and Inquiries. Upon the reasonable request of the Company after the date of this Agreement, the Seller shall provide to the Company such information available to Seller, including information, filings, reports, financial statements or other circumstances of the Company occurring, reported or filed prior to the date of this Agreement, as may be necessary or required by the Company for the preparation of the reports that the Company is required to file after the date hereof with the SEC to remain in compliance and current with its reporting requirements under the Exchange Act, or filings required to address and resolve matters as may relate to the period prior to date hereof and any SEC comments relating thereto or any SEC inquiry thereof.

(w) Indemnification. The representations in this Article II shall survive the Closing. From and after the Closing, Seller shall indemnify and hold harmless Purchaser , and affiliate, and any assignee and their respective officers and directors from and against any and all demands, claims, actions or causes of actions, assessments, losses, damages, liabilities, costs and expenses, including interest and reasonable attorneys' fees and expenses, resulting from, or arising out of, of incurred in connection with (i) any failure of any representations or warranty made by Seller to be true and correct or (ii) any non-fulfillment, violation, or breach of any representation, warranty or covenant made by Seller in this Article II.

2.2 Representations and Warranties of the Purchaser. Each Purchaser, for itself only, hereby represents, warrants and agrees as of the date hereof:

(a) Such Purchaser has full power and authority to enter into this Agreement and to consummate the Agreement. This Agreement has been duly and validly executed and delivered by such Purchaser and constitutes the legal, valid and binding obligation of such Purchaser, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect that affect the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies.

(b) The execution, delivery and performance by such Purchaser of this Agreement and consummation by such Purchaser of the Agreement do not and will not: (i) violate any decree or judgment of any court or other governmental authority applicable to or binding on such Purchaser; (ii) violate any provision of any federal or state statute, rule or regulation which is, to such Purchaser's knowledge, applicable to the Purchaser; or (iii) violate any contract to which such Purchaser is a party or by which such Purchaser or any of its respective assets or properties are bound. No consent or approval of, or filing with, any governmental authority or other person not a party hereto is required for the execution, delivery and performance by such Purchaser of this Agreement or the consummation of the Agreement.

ARTICLE III
MISCELLANEOUS

3.1 Entire Agreement. The Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

3.2 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Seller and the Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

3.3 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Seller may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser.

3.4 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

3.5 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in New York County, New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not

personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery). Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of the documents contemplated herein, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys' fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

3.6 Survival. The representations, warranties, agreements and covenants contained herein shall survive the Closing.

3.7 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by electronic or facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such electronic facsimile signature page were an original thereof.

3.8 Severability. In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affecting or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefore, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

MOUNTAIN LAUREL HOLDINGS INC.

By:/s /Mary Ellen Schloth

Position: Sole Director and CEO

Purchaser: FLEMMING J.H. HANSEN

By:/s/Flemming J.H. Hansen